MAVERICK OIL AND GAS, INC.

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Securities Purchase Agreement

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Common Stock and

Warrants

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CONFIDENTIAL

CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of the date set forth on the signature page hereof, by and between MAVERICK OIL AND GAS, INC., a Nevada corporation (the "Company"), and the purchaser identified on the signature page hereof ("Purchaser").

R E C I T A L S:

WHEREAS, Purchaser desires to purchase and the Company desires to sell shares of common stock and warrants to acquire shares of common stock on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.	Sale and Purchase of Securities.

(a)        Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser agrees to purchase, the number of shares of common stock, $0.001 par value (the "Common Stock"), of the Company set forth opposite Purchaser's name in the attached Schedule of Purchasers attached hereto as Exhibit A (the "Shares"), along with warrants (the "Warrants") to acquire the number of shares of Common Stock set forth opposite Purchaser's name in the Schedule of Purchasers. The purchase price for each Share and associated Warrant (the "Purchase Price") shall be $.20.

(b)        Closing. The closing of the purchase and sale of the Common Stock and Warrants (the "Closing") shall occur at the offices of Buchanan Ingersoll & Rooney, PC, 1835 Market Street, Philadelphia, Pennsylvania 19103. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m, Philadelphia time, on the date hereof. As a condition of the Closing, the Company shall have received for surrender and cancellation that number of outstanding common stock purchase warrants equal to the number of shares of Common Stock covered by this Agreement. At the Closing, (i) Purchaser shall pay the aggregate Purchase Price by check or wire transfer of immediately available funds and by the surrender of a warrant certificate or certificates for the warrants being surrendered, and (ii) the Company shall deliver to Purchaser a certificate for the Shares and a certificate for the Warrants Purchaser is purchasing in the form attached to this Agreement as Exhibit B, in each case duly executed on behalf of the Company and registered in the name of Purchaser or its designee.

2. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and with respect to subsection (o), covenants to the Company as follows:

(a)	Organization and Qualification.

(i)         Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on Purchaser, and Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on it.

(ii)         The address of Purchaser's principal place of business is set forth on the signature page of this Agreement.

(iii)       If Purchaser is a Non-U.S. person, Purchaser does not maintain a place of business in the United States and is not beneficially owned by a U.S. Person (as that term is defined in Rule 902(k) of Regulation S adopted pursuant to the Securities Act of 1933, as amended (the "Securities Act")).

(b)	Authority; Validity and Effect of Agreement.

(i)         Purchaser has the requisite corporate or other entity power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of Purchaser's obligations hereunder and all other necessary corporate or other entity action on the part of Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of Purchaser is necessary for Purchaser to execute and deliver this Agreement and perform its obligations hereunder.

(ii)         This Agreement has been duly and validly authorized, executed and delivered by Purchaser and, assuming it has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)        No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by Purchaser nor the performance by Purchaser of Purchaser's obligations hereunder will: (i) conflict with Purchaser’s articles or certificate of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser under, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under, any material contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

(d)        Accredited Investor.    Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser was not formed for the specific purpose of acquiring the Securities, and, if it was, all of Purchaser’s equity owners are “accredited investors” as defined above.

(e)        No Government Review. Purchaser understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Shares and Warrants (collectively, the "Securities") or passed upon or endorsed the merits of the Securities or this Agreement.

(f)         Investment Intent. The Securities are being acquired for the Purchaser’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Securities.

(g)        Restrictions on Transfer. Purchaser understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by Purchaser from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Purchaser shall furnish the Company with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to the Company. Purchaser acknowledges that Purchaser is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and that

Purchaser's overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

(h)        Investment Experience. Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that Purchaser is capable of evaluating the merits and risks of this investment in the Securities, and Purchaser has made such investigations in connection herewith as Purchaser deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making a decision toacquire the Securities, Purchaser has not relied upon any information other than information provided to Purchaser by the Company or its representatives and information contained herein.

(i)         Access to Information. Purchaser acknowledges that Purchaser has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the reports, schedules, and registration statements filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act (collectively, the "Company SEC Documents") that Purchaser has deemed necessary in order to make an informed investment decision with respect to an investment in the Securities, including without limitation, the following (all of which are incorporated by reference into this Agreement):

•	Current Reports on Form 8-K filed on or after January 4, 2006;
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2005, February 28, 2006, and May 31, 2006;
•	Annual Report on Form 10-KSB for the fiscal year ended August 31, 2005;
•	Registration Statement on Form S-1 filed on July 21, 2006; and
•	Current Report on Form 8-K filed on November 20, 2006.
•	Annual Report on Form 10-K for the year ended August 31, 2006.

Purchaser has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to Purchaser's satisfaction; and that Purchaser's understands the risks and other considerations relating to such investment.

(j)         Reliance on Representations.    Purchaser understands that the Securities are being offered and sold to Purchaser in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Purchaser represents and warrants to the Company that any information that Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that Purchaser will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Securities. Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

(k)        No General Solicitation. Purchaser is unaware of, and in deciding to purchase the Securities is in no way relying upon, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet.

(l)         Placement and Finder’s Fees.     No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Purchaser or under Purchaser's authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with its purchase of the Securities, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Purchaser.

(m)       Investment Risks. Purchaser understands that purchasing the Securities will subject Purchaser to certain risks, including, but not limited to, those set forth under the caption “Risk Factors” and elsewhere in the Company SEC Documents, as well as each of the following:

(i)         We have spent all of the proceeds from our sale of Secured Convertible Debentures in January and June of 2006 and have allocated all of the proceeds from our November 16, 2006 sale of Secured Convertible Debentures. Even after having completed our November 16, 2006 sale of Secured Convertible Debentures, our current capital resources are not sufficient to sustain our operations or to fund all development and drilling of our existing projects. While the proceeds from our recent sale of secured Convertible Debentures has contributed towards a material reduction in some of our approximately $10 million of outstanding trade payables, we will not be able to satisfy all of our trade payables and otherwise achieve a positive working capital absent additional financing proceeds. The Company's inability to satisfy its outstanding trade payables has an adverse effect on the Company's ability to remain in operation as a going concern.

(ii)         We have accumulated a material working capital deficit consisting of approximately $10 million of outstanding trade payables, the majority of which were aged beyond 60 days, offset by approximately $5.2 million of receivables due from our project partners. Of those receivables, approximately $4.2 million is due from our Fayetteville Shale partner, an early stage public company which has experienced liquidity concerns. Until it is able to secure additional funding, if at all, this partner will not have sufficient capital resources to fund its portion of our Fayetteville project costs. Until this partner is able to fund its past due payments, we will not be able to continue development of the Fayetteville Shale project. If this continues for more than the short-term, it may result in the loss of leases and financial penalties for not timely drilling wells.

(iii)        In the course of the wind-down of our activity in the Fayetteville Shale, we have became aware of certain items that could have an adverse effect on us if not addressed, including: (1) a commitment for the continued use of the drilling rig previously deployed in Woodruff County, through January 2008, (2) drilling commitments associated with certain acreage within the Fayetteville Shale Project that impose financial penalties upon the Company if wells are not drilled by the end of 2007, and (3) commitments to acquire additional leasehold acreage within Woodruff and surrounding counties of Arkansas.

(iv)       The terms of our outstanding Secured Convertible Debentures require us to secure a bona fide offer to purchase by December 31, 2006, and ultimately, complete the sale of our Barnett Shale project by February 28, 2006. If the cash consideration to be received in any such sale is less than $35 million, will need to obtain the consent of the holders of a majority of the outstanding principal amount of the Secured Convertible Debentures for the sale. If we have not received an offer to sell, or sold the Barnett Shale Property prior to the applicable deadlines set forth above, the holders of the Secured Convertible Debentures will have the right to require us to make certain redemptions of the Secured Convertible Debentures. It is not likely that we would be able to fund any such redemptions in the absence of such a sale. In addition, the obligation to sell our Barnett Shale Property by the applicable deadline may result in a lower sales price than could be obtained in the absence of that deadline.

(v)       To preserve the value of our Barnett Shale Property for such a sale, we need to continue spending on operations in the field, including, drilling, workovers, pipelines and facilities. To provide the funding for that program, including the payment of past due accounts receivable, we recently issued an additional $6.75 million of Secured Convertible Debentures and warrants for gross proceeds of $6 million. The terms of those Debentures and warrants were described in the Current Report on Form 8-K filed by us with the SEC on November 20, 2006. While the proceeds from the sale of the Secured Convertible Debentures, the Shares and Warrants, and the additional shares of Common Stock and warrants set forth in the Schedule of Purchasers (such additional shares of Common Stock and Warants, the "Additional Securities") will permit us to continue the operations on our Barnett Shale project, they will not be sufficient to fund the development of our other projects or to fund our future growth and exploration activities. We will need to obtain the additional funding we need for our other projects and future growth and exploration activities through the debt and equity markets. However, the terms of our Secured Convertible Debentures place limitations on the timing and pricing of any subsequent rounds of equity financing. These limitations could impair our ability to secure the full amount of capital required, absent the consent of the holders of our Secured Convertible Debentures. There is no assurance that such additional financing will be available to us or, if it is, whether we will be able to complete such financing in light of the restrictions of the Secured Convertible Debentures.

(vi)       The exercise or conversion of our outstanding convertible securities, options and warrants, will result in the dilution of the ownership interests of our existing shareholders and may create downward pressure on the trading price of our common stock. We may issue over 160 million additional shares of Common Stock upon exercise or conversion of existing convertible securities, options, and warrants as of the date of this Agreement, prior to giving effect to the issuance of the Shares, Warrants, and Additional Securities.

(vii)      We do not have a sufficient number of shares of authorized Common Stock to issue upon exercise of the Warrants covered by this Agreement. We will be required to amend our Articles of Incorporation to increase the number of shares of Common Stock we are authorized to issue and the Warrants are not exercisable until that amendmentbecomes effective. To become effective: (i) an Information Statement containing the details of the amendment must be filed with, and declared effective by, the SEC; and (ii) the amendment must be approved by our stockholders and a certificate of amendment must be filed with the Secretary of State of Nevada. In this regard, we have received the written consent of a majority of the outstanding shares of our Common Stock authorizing such an amendment.

(n)	Legends.

(i)        The certificates and agreements evidencing the Securities (other than Securities sold in reliance upon the exemption set forth in Regulation S promulgated pursuant to the Securities Act) shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company's stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

(ii)         The certificates and agreements evidencing the Securities sold in reliance upon the exemption set forth in Regulation S promulgated pursuant to the Securities Act shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company's stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT") AND HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(o)        Resale of the Securities under Regulation S. With respect to Securities issued in reliance upon the exemption from registration provided by Regulation S promulgated under the Securities Act, Purchaser agrees and covenants:

(i) to resell the Securities only in accordance with Regulation S, the registration requirements of the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

(ii)         to not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. With respect to; and

(iii)      the Company may refuse to register any transfer of Securities not made in accordance with the provisions of Regulation S promulgated under the Act.

3.        Representations and Warranties of the Company. Subject to the exceptions contained in any Disclosure Letter delivered to Purchaser contemporaneously with the execution of this Agreement, the Company represents and warrants to Purchaser and, with respect to subsection (f), covenants to Purchaser as follows:

(a)        Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on the Company. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on the Company.

(b)	Authority; Validity and Effect of Agreement.

(i)         The Company has the requisite corporate power and authority to execute and deliver this Agreement, and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the sale of the Securities. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(ii)         The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The shares of Common Stock issuable upon exercise of the Warrants, when issued and paid for in accordance with the Warrants, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and in encumbrances imposed by or through the Company.

(c)        No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will: (i) conflict with the Company’s articles of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

(d)        SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Purchaser, true and complete copies of the Company SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including any financial statements or schedules included therein: (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the

Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position and the results of operations and cash flows of the Company as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

(e)        Placement and Finder’s Fees. Neither the Company nor any of its respective officers, directors, employees or managers, has employed any broker, dealer, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees, advisory fees or consulting fees in connection with the sale of the Securities for which the Company has or could have any liability.

(f)         Transfer of Securities under Regulation S. With respect to any Securities issued in reliance upon the exemption from registration provided by Regulation S promulgated under the Securities Act, the Company agrees and covenants to refuse to register any transfer of Securities that is not made in accordance with the provisions of Regulation S promulgated under the Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

4.          Indemnification. Purchaser agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements incurred by the Company that arise out of or result from a breach of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach of any representations or warranties made by Purchaser herein, the Company may, at its option, forthwith rescind the sale of the Securities to Purchaser.

5.          Registration Rights. The Company covenants and agrees as follows:

(a)	For the purpose of this Section 5, the following definitions shall apply:

(i)        “Blackout Period” shall mean, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Selling Shareholders that, in the good faith judgment of a majority of the members of its Board of Directors, after the advice of counsel, (because of (i) the existence of, or in anticipation of, any material acquisition, financing activity or other fundamental transaction involving the Company, (ii) the unavailability, for reasons beyond the Company’s reasonable control, of any required financial statements or other required disclosure or (iii) any other event or condition of similar significance to the Company) the registration and distribution of the Restricted Stock to be covered, or which is covered, by a registration statement, if any, would be seriously detrimental to the Company and its stockholders; provided, however, that such period shall end on the earlier of (1) the date upon which the circumstance giving rise to the commencement of the period would no longer cause the registration and distribution of the Restricted Stock to be seriously detrimental to the Company and its stockholders (e.g., the material acquisition, financing or other fundamental transaction is consummated or the unavailable financial statements or other required disclosure is publicly disclosed) and (2) such time as the Company (A) notifies the Selling Shareholders that the Company will no longer delay such filing of the registration statement, (B) recommences steps to make such registration statement effective or (C) allows sales pursuant to such registration statement to resume; provided, further that (a) the Company shall limit its use of Blackout Periods, in the aggregate, to 30 Trading Days in any rolling 12-month period and (b) no Blackout Period may commence sooner than 60 days after the end of a prior Blackout Period.

(ii)         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

(iii)        “Permitted Assignee” shall mean an assignee of a Selling Stockholder's rights under this Agreement in accordance with the provisions of Section 11.

(iv)        "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

(v)        “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document by the SEC.

(vi)        "Registration Statement" shall mean any registration statement of the Company filed with the SEC pursuant to the provisions of Section 5(b) of this Agreement, which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including any pre- and post- effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

(vii)       "Restricted Stock" shall mean (i) the Shares; (ii) the shares of Common Stock issuable upon exercise of the Warrants; and (iii) any additional shares of Common Stock of the Company issued or issuable after the date hereof in respect of any of the foregoing securities, by way of a stock dividend or stock split; provided, however, that as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock when (x) a

Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (y) such securities are permitted to be transferred pursuant to Rule 144(k) (or any successor provision to such rule) under the Securities Act or (z) such securities are otherwise freely transferable to the public without further registration under the Securities Act.

(viii)      “SEC Effective Date” shall mean the date the Initial Shelf Registration Statement is declared effective by the Commission.

(ix)        “Trading Day” shall mean a day on which (a) a national securities exchange, (b) the Nasdaq Stock Market or (c) any other securities market (including, without limitation, the OTC Bulletin Board), in any such case which at the time constitutes the principal securities market or quotation system for the Common Stock, is open for general trading or quotation of securities.

(b)	Registration of the Shares.

(i) The Company shall notify Purchaser at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of registering securities of the Company, excluding the existing registration statements on file with the SEC (or any continuations or amendments thereof) and excluding any registration statements on SEC Forms S-4, S-8 or any similar or successor forms, and will afford Purchaser an opportunity to include in such registration statement all or part of Purchaser's Restricted Stock. If Purchaser desires to include in any such registration statement all or any part of the Restricted Stock held by it shall, within five (5) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Restricted Stock by Purchaser. If Purchaser decides not to include all of its Restricted Stock in any registration statement thereafter filed by the Company, Purchaser shall nevertheless continue to have the right to include any Restricted Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company may, without the consent of Purchaser, withdraw such registration statement prior to its becoming effective if the proposal to register the securities proposed to be registered thereby is abandoned.

(ii)        In the event that any registration pursuant to Section 5(b) shall be, in whole or in part, an underwritten public offering of Common Stock on behalf of the Company, all Purchasers proposing to distribute their Restricted Stock through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter thereof advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Restricted Stock and any other registrable securities eligible and requested to be included in such registration to the extent that the number of shares to be registered under this clause (ii) will not, in the opinion of the managing underwriter, adversely affect the offering of the securities pursuant to clause (i). In such a case, shares shall be registered pro rata among the holders of such Restricted Stock and registrable securities on the basis of the number of shares eligible for registration that are owned by all such holders and requested to be included in such registration.

(iii)        Notwithstanding anything to the contrary contained herein, the Company's obligation in Sections 5(b) shall extend only to the inclusion of the Restricted Stock in a Registration Statement. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Restricted Stock or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Restricted Stock.

(iv)        The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5 prior to the effectiveness of such registration without thereby incurring liability to the holders of the Restricted Stock, regardless of whether any holder has elected to include securities in such registration. The Registration Expenses (as defined in Section 5(e) of such withdrawn registration shall be borne by the Company in accordance with Section 5(e) hereof.

(v)        The Company has not filed a registration statement in which Purchaser has been afforded an opportunity to include Purchaser's Restricted Shares pursuant to Section 5(b)(i) hereof on or before March 31, 2007, Purchaser shall thereafter have the right, exercisable by written notice to the Company, to require the Company to use its best efforts to file with the SEC a shelf registration statement on an appropriate form (including, without limitation, Form S-1, Form S-3, Form SB-1, Form SB-2, or any other appropriate form for which the Company then qualifies in the opinion of counsel for the Company) to permit a public offering and resale by Purchaser of all of the Restricted Stock held by Purchaser on a continuous basis under Rule 415; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 5(b) or to keep such registration effective pursuant to this Section or Section 5(c), during any Blackout Period.. The Company shall use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC under the Securities Act as promptly as is practicable, subject to the imposition of any Blackout Period.

(c)        Registration Procedures. Whenever it is obligated to register any Restricted Stock pursuant to this Agreement, the Company shall:

(i)         subject to the imposition of any Blackout Periods, use commercially reasonable best efforts to cause such Registration Statement to remain effective until the earlier of: (i) the sale of all shares of Restricted Stock covered thereby, (ii) the availability under Rule 144(k) for Purchaser to immediately, freely resell without restriction all Restricted Stock covered thereby, or (iii) two (2) years from the date of this Agreement. The Company may include in the Registration Statement any other securities sold by the Company;

(ii)         prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 5(c)(i) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

(iii)        furnish to Purchaser such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

(iv)        use commercially reasonable efforts to register or qualify the Restricted Stock covered by such Registration Statement under the state securities laws of such jurisdictions as Purchaser shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(v)        in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. If Purchaser is participating in the underwritten offering, it shall also enter into and perform its obligations under such an agreement;

(vi)        immediately notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vii)        prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(viii)      use commercially reasonable efforts to list the Restricted Stock covered by such Registration Statement on each exchange or automated quotation system on which similar securities issued by the Company are then listed (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable);

(ix)        notify Purchaser of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

(x)        cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.

(d)        Delay of Registration.   Purchaser shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

(e)	Expenses.

(i)         For the purposes of this Section 5(e), the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Section 5(b) of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees under state securities laws, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock, all accountable or non-accountable expenses paid to any underwriter in respect of such sale, and fees and disbursements of counsel for Purchaser.

(ii)         Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Section 5(b) of this Agreement. All Selling Expenses in connection with any Registration Statements filed pursuant to Section 5(b) of this Agreement shall be borne by the Purchaser pro rata on the basis of the number of shares registered by each Person selling securities under such Registration Statement, or by such Persons other than the Company (except to the extent the Company may be a seller) as they may agree.

(f)	Obligations of Purchaser.

(i)         Purchaser will furnish to the Company in writing such information with respect to Purchaser and the securities held by Purchaser and the proposed distribution by Purchaser, as shall be reasonably requested by the Company in order to assure compliance with applicable federal and state securities laws as a condition precedent to including the Purchaser's Restricted Stock in the Registration Statement. Purchaser shall also promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

(ii)         In connection with the filing of the Registration Statement, Purchaser shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or prospectus.

(iii)        In connection with each registration pursuant to this Agreement, each Purchaser agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, Purchaser shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement that remains unsold, and Purchaser shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

(g).	Information Blackout and Holdbacks.

(i)         At any time after Purchaser receives notice of a Blackout Period from the Company, Purchaser shall suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies Purchaser that the Blackout Period has ended or that sales pursuant to such Registration Statement may otherwise be resumed.

(ii)         Notwithstanding any other provision of this Agreement, in the event the Company proposes to undertake a primary offering of shares of its unissued Common Stock ("Primary Offering"), the Company shall have the right, upon delivery of written notice to Purchaser, to have Purchaser not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act), if and when available, of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the one hundred fifty (150) day period commencing with Purchaser’s receipt of such notice, unless the Company, in the case of a non-underwritten Primary Offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree.

(h).	Indemnification.

(i)         The Company agrees to indemnify, to the extent permitted by law, Purchaser, Purchaser’s partners, officers, directors, underwriters and each Person who controls Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, actions and expenses caused by (i) any untrue statement of or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) any omission of or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement (“Violations”); provided, however, that the indemnity agreement contained in this Section 5(h)(i) shall not apply to (i) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, (ii) any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Company by Purchaser or any other Person selling securities under the Registration Statement, or any partner, officer, director, underwriter or controlling person of Purchaser or such other Person, (iii) if the Person asserting any such loss, claim, damage, liability or action purchased the Restricted Stock that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Restricted Stock to such person because of the failure of Purchaser, such other Person selling securities under the Registration Statement. or underwriter to so provide such amended preliminary or final prospectus (or final prospectus as amended or supplemented) and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus or final prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented) or (iii) to the extent that Purchaser or any other Person selling securities under the Registration Statement failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus.

(ii)         To the extent permitted by law, Purchaser shall indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Person selling securities under such Registration Statement or any of such other Person’s partners, directors or officers or any person who controls such Selling Stockholder, against any losses, claims, damages, liabilities, actions and expenses to which the Company or any such director, officer, controlling person, underwriter or other such Selling Stockholder, or partner, director, officer or controlling person of such other Selling Stockholder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities, actions, or expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that (i) such Violation occurs in reliance upon and in conformity with information furnished by such Selling Stockholder to the Company, (ii) a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of Restricted Stock was not provided to a Person because of the failure of a Selling Stockholder or underwriter to so provide such amended preliminary or final prospectus (or final prospectus as amended or supplemented) to such Person and Violation was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented) or (iii) to the extent that the Selling Stockholders failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus.

(iii)        Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(iv)        If the indemnification provided for in this Section 5(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party with respect to such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Selling Stockholder hereunder exceed the net proceeds received or receivable from the offering by such Selling Stockholder.

(v)        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification is unavailable for any reason.

6.	Confidentiality. Purchaser acknowledges and agrees that:

(a)        All of the information contained herein is of a confidential nature and may be regarded as material non-public information under Regulation FD of the Securities Act.

(b)        This Agreement has been furnished to Purchaser by the Company for the sole purpose of enabling Purchaser to consider and evaluate an investment in the Company, and will be kept confidential by Purchaser and not used for any other purpose.

(c)       The existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than Purchaser’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and Purchaser will not, directly or indirectly, disclose or permit Purchaser’s personal financial and legal advisors to disclose, any of such information without the prior written consent of the Company.

(d)        Purchaser shall make Purchaser's representatives aware of the terms of this Section and shall be responsible for any breach of this Agreement by such representatives.

Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement.

7.          Non-Public Information.           Purchaser acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person.

8.          Entire Agreement. This Agreement contains the entire agreement between the parties and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.          Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

10.	Extensions and Waivers. The parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

11.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Any attempt to assign any rights or delegate any obligations under this Agreement without the consent of the other party shall be null and void. Except as provided in Sections 4 and 5, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.        Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate 18 months thereafter, except that the representations contained in Sections 2(a), 2(b), 3(a), and 3(b) shall survive indefinitely. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

13.        Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms

14.        Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

15.        Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

If to the Company:

Maverick Oil and Gas, Inc.
16415 Addison Road, Suite 850
Addison, TX 75001-5332
Attention: Chief Executive Officer

with a copy to:

Stephen M. Cohen, Director of Legal Affairs/Corporate Counsel
Two Logan Square
18th & Arch, Suite 1101
Philadelphia, PA 19103

If to Purchaser:

To that address indicated on the signature page hereof.

16.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the General Corporation Law of the State of Nevada shall apply to the internal corporate governance of the Company.

17.        Arbitration.      If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Dallas, Texas. The decision of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

18.        Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

Date: ____________________	PURCHASER _____________________________________ By:___________________________________ Name: Title: Address:

MAVERICK OIL AND GAS, INC. By:___________________________________ James A. Watt Chief Executive Officer

Date:____________________

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Exhibit B

WARRANT NO.: [_________]

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

WARRANT TO PURCHASE

COMMON STOCK OF

MAVERICK OIL AND GAS, INC.

This warrant (“Warrant”) is to verify that, FOR VALUE RECEIVED, [_____________________________] ("Holder") is entitled to purchase, subject to the terms and conditions hereof, from MAVERICK OIL AND GAS, INC., a Nevada corporation (the "Company"), [_____________] shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), at any time during the period commencing at 9:00 a.m., Eastern Standard Time on the business day immediately following the day on which an amendment to the Company's articles of incorporation becomes effective increasing the number of shares of Common Stock the Company is authorized to issue in an amount sufficient for issuance under this Warrant (the "Commencement Date") and, unless this Warrant is earlier terminated pursuant to Section 8 hereof, ending at 5:00 p.m. Eastern Standard Time on the third anniversary of the Commencement Date (the "Termination Date"), at an exercise price (the "Exercise Price") of $.20 per share of Common Stock. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof, then receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares." The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price."

1.	Exercise of Warrant; Issuance of Exercise Shares.

(a)        Exercise of Warrant. Subject to the terms hereof, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment of the Exercise Price in full in cash or by bank or certified check for the Exercise Shares with respect to which this Warrant is exercised.

In the event that this Warrant shall be duly exercised in part prior to the Termination Date, the Company shall issue a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.

(b)        Issuance of Exercise Shares: Delivery of Warrant Certificate. The Company shall, within ten (10) business days or as soon thereafter as is practicable of the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder one or more certificates representing the Exercise Shares to which the Holder shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.

(c)        Exercise Shares Fully Paid and Non-assessable. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of this Warrant represented by this Warrant certificate (“Warrant Certificate”) will, upon issuance and payment therefor in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to Section 2 hereof, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

(d)        Reservation of Exercise Shares. The Company covenants that on and after the Commencement Date and during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Exercise Shares upon the exercise of this Warrant, and from time to time will take all steps necessary to amend its articles of incorporation to provide sufficient reserves of shares of Common Stock issuable upon the exercise of this Warrant.

(e)        Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates that evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this subsection (e), be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Current Market Value of the Exercise Share on the last business day prior to the date on which this Warrant is exercised. The "Current Market Value" for any day shall be determined as follows:

(i)         if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not on the NASDAQ National Market System or NASDAQ Small Cap Market (together, the “NASDAQ Reporting System”), the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose; or

(ii)         if the Exercise Shares are listed or traded on a national securities exchange or the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded, on the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

(iii)        if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

2.	Payment of Taxes.

(a)       Stamp Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(b)            Withholding. The Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to the grant of this Warrant or the issuance of the Exercise Shares. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to the Holder whether or not pursuant to this Warrant. The Holder may elect, with the consent of the Company, to have such tax withholding obligation satisfied, in whole or in part, by: (i) authorizing the Company to withhold from the Exercise Shares a number of shares of Common Stock having an aggregate Fair Market Value that would satisfy the minimum withholding amount due, or (ii) delivering to the Company a number of shares of Common Stock of which the Holder is the record and beneficial owner and that have been held by the Holder for at least six (6) months with an aggregate Fair Market Value that would satisfy the minimum withholding amount due. The Company may require that any fractional share amount be settled in cash. For the purposes of this Section 2, the term "Fair Market Value" shall be an amount equal to the average of the Current Market Value (as defined in Section 1(e)) for the ten (10) days preceding the date on which the amount of tax to be withheld is determined.

3.          Mutilated or Missing Warrant Certificates. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant or Warrants of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

4.          Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.          Registration of Transfers and Exchanges. The Warrant shall be transferable, subject to the provisions of Section 7 hereof, only upon the books of the Company, if any, to be maintained by it for that purpose, upon surrender of the Warrant Certificate to the Company at its principal office accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of transfer, a new Warrant shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant shall be canceled by the Company.

Any Warrant may be exchanged, at the option of the Holder thereof and without charge, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant or other Warrants of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant surrendered for exchange or transfer, and the Warrant so surrendered shall be canceled by the Company or transfer agent, as the case may be.

6.          Adjustment of Exercise Shares and Exercise Price. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The

Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

(a)        In case of any consolidation or merger of the Company with another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding Common Stock issuable upon such exercise), the rights of the Holder of this Warrant shall be adjusted in the manner described below:

(i)         In the event that the Company is the surviving corporation or is merged into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction, this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such consolidation or merger by the holder of each share of Common Stock, had exercise of this Warrant occurred immediately prior to such consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(ii)         In the event that the Company is not the surviving corporation (except in the case of a merger of the Company into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), Holder shall be given at least fifteen (15) days prior written notice of such transaction and shall be permitted to exercise this Warrant, to the extent it is exercisable as of the date of such notice, during this fifteen (15) day period. Upon expiration of such fifteen (15) day period, this Warrant and all of Holder's rights hereunder shall terminate.

(b) If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

(c)       In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares that, if this Warrant had been exercised by such Holder immediately prior to such date, such Holder would have been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $2.00 per share, the adjusted Exercise Price immediately after such event would be $1.00 per share. Such adjustment shall be made successively whenever any event listed above shall occur. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this subsection (c), the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(d)       In the event that at any time, as a result of an adjustment made pursuant to subsection (a), (b) or (c) above, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsections (a), (b) or (c) above.

(e) Irrespective of any adjustments in the Exercise Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

(f)         Whenever the Exercise Price shall be adjusted as required by the foregoing provisions of this Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

(g)        All calculations under this Section 6 shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be.

7.          Restrictions on Transferability: Restrictive Legend. Neither this Warrant nor the Exercise Shares shall be transferable except in accordance with the provisions of this Section.

(a)        Restrictions on Transfer; Indemnification. Neither this Warrant nor any Exercise Share may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

The Holder agrees to indemnify and hold harmless the Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such holder or any interest therein in violation of the provisions of this Section 7.

(b)        Restrictive Legends. Unless and until otherwise permitted by this Section 7, this Warrant Certificate, each Warrant Certificate issued to the Holder or to any transferee or assignee of this Warrant Certificate, and each certificate representing Exercise Shares issued upon exercise of this Warrant or to any transferee of the person to whom the Exercise Shares were issued, shall bear a legend setting forth the requirements of subsection (a) of this Section 7, together with such other legend or legends as may otherwise be deemed necessary or appropriate by counsel to the Company.

(c)        Removal of Legend. The Company shall, at the request of any registered holder of a Warrant or Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by subsection (b) if, in the opinion of counsel acceptable to the Company, such restrictive legend is no longer necessary.

8.	Company's Right to Require Exercise of Warrant.

(a)       Exercise of Right. If the volume weighted average Closing Price (as defined in Section 8(b)) for the shares of Common Stock has been equal to or greater than 300% of the Exercise Price during 20 consecutive Trading Days (as defined in Section 8(c)) during the period commencing on the first Trading Day after the SEC declares effective a registration statement filed by the Company with the SEC permitting the public sale of all of the shares of Common Stock issuable upon exercise of this Warrant, the Company may require all or any portion of this Warrant to be exercised or forfeited. In the event the Company exercises such right hereunder, the Company shall provide Holder with written notice of its election to require all or a portion of this Warrant to be exercised or forfeited to the address of Holder referred to in Section 10. Holder shall have 15 business days (the “Notice Period”) from the date such notice is sent by the Company to Holder to exercise this Warrant in whole or in part at the Exercise Price in accordance with the terms hereof. If this Warrant (or any part thereof specified in the notice given by the Company pursuant to this Section 8(a)) is not so exercised during the Notice Period, this Warrant (or such part thereof) shall be terminate and no longer be exercisable on or after the expiration of the Notice Period.

(b)	“Closing Price” for any day, means:

(i)         if the Common Stock is traded in the over-the-counter market and not on any national securities exchange and not on the NASDAQ National Market System or NASDAQ Small Cap Market (together, the “NASDAQ Reporting System”), the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau,

Inc., or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices for the Common Stock as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose; or

(ii)         if the Common Stock is listed or traded on a national securities exchange or the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded, on the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Common Stock is then listed or in the NASDAQ Reporting System; or

(iii)        if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

(c)       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed or quoted for trading shall be open for business or, if the shares of Common Stock shall not be listed or quoted on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

9.          Registration Rights. The Holder shall be entitled to the rights and subject to the obligations set forth in Section 5 of that certain Securities Purchase Agreement dated on or about the date hereof by and between the Company and the Holder.

10.        Notices. All notices or other communications under this Warrant shall be in writing and shall be deemed to have been given on the day of delivery if delivered by hand, on the fifth day after deposit in the mail if mailed by certified mail, postage prepaid, return receipt requested, or on the next business day after mailing if sent by a nationally recognized overnight courier such as federal express, addressed as follows:

If to the Company:

Maverick Oil and Gas, Inc.
16415 Addison Road, Suite 850
Addison, TX 75001-5332
Attention: Chief Executive Officer

with a copy to:

Stephen M. Cohen, Director of Legal Affairs/Corporate Counsel
Two Logan Square
18th & Arch, Suite 1101
Philadelphia, PA 19103

and to the Holder at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 10.

11.        Supplements and Amendments. The Company may from time to time supplement or amend this Warrant without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the Holder.

12.        Successors and Assigns. This Warrant shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

13.        Severability. If for any reason any provision, paragraph or terms of this Warrant is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

14.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

15.        Headings. Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant nor constitute a part of this Warrant for any other purpose.

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IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the ___ day of ______________, 2006.

MAVERICK OIL AND GAS, INC. By:__________________________________ Name: Title:

APPENDIX A

NOTICE OF EXERCISE

To:	Maverick Oil and Gas, Inc.
16415 Addison Road, Suite 850
Addison, TX 75001-5332
Attention: Chief Executive Officer

(1)        The undersigned hereby elects to purchase ____________ shares of Common Stock of Maverick Oil and Gas, Inc., a Nevada corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in full in accordance with the terms of the Warrant in full in cash or by bank or certified check.

(2)        In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion hereof are being acquired solely for the account of the undersigned, not as a nominee for any other party, and for investment purposes only (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3)        Terms not otherwise defined in this Notice of Exercise shall have the meanings ascribed to such terms in the attached Warrant.

(4)        Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

HOLDER

__________________________	___________________________________
(Date)	(Signature)